UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 1, 2009

TEXAS INSTRUMENTS INCORPORATED
(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD
P.O. BOX 660199
DALLAS, TEXAS 75266-0199
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 995-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Effective January 1, 2009, the Registrant's Board of Directors adopted two compensation plans, the TI Deferred Compensation Plan and the TI Employees Non-Qualified Pension Plan II, to address the requirements of Section 409A of the Internal Revenue Code and the regulations adopted thereunder, as well as administrative requirements.  A brief description of the terms and conditions of each of the new plans is below, and both are filed as exhibits hereto.

TI Deferred Compensation Plan:

The TI Deferred Compensation Plan (“DCP”) permits any U.S. employee of the Registrant whose base salary exceeds a level determined by either the Registrant’s Compensation Committee or management ($135,000 per year in 2008), to defer the receipt of a portion of his or her salary, bonus and profit sharing.  The Registrant’s existing deferred compensation plan was merged into the DCP.  Deferred compensation account balances are unsecured and all amounts remain part of the company’s operating assets.  The balances of the deferred compensation accounts track the performance of investment alternatives selected by the participant.  The Registrant does not guarantee any minimum return on the amounts deferred.  Deferred amounts, including any earnings on the deferred amounts, are generally distributed on a date selected by the participant or on the participant’s death or entry of a qualified domestic relations order.  Because it is impossible to determine which, if any, of the Registrant’s executive officers will participate in the DCP, what investment alternatives such executive officers would select and the performance of the investment alternatives, it is impossible to determine what amounts would be payable under the DCP to the executive officers.

TI Employees Non-Qualified Pension Plan II:

The TI Employees Non-Qualified Pension Plan II (the “Non-qualified Plan”) provides supplemental pension benefits to employees who (a) participate in the Registrant’s qualified defined benefit pension plan but earn a benefit that exceeds the Internal Revenue Service’s (IRS) limit on annual pension benefits payable ($185,000 in 2008 ) or on qualified plan compensation ($230,000 in 2008) , or (b) elected to participate in the TI Deferred Compensation Plan (the "DCP") and as a result had certain compensation excluded from consideration under the qualified pension plan.   The benefit under the Non-qualified Plan is the amount by which the qualified pension plan benefit accrued after 2004 (absent the applicable IRS limits or exclusion of DCP elective deferrals) exceeds such benefit (with the applicable IRS limits and exclusion of DCP elective deferrals).  Amounts earned under the Non-qualified Plan are distributed upon separation from service to the Registrant, or upon the participant’s death or entry of a qualified domestic relations order.  Presently, it is impossible to determine what amounts will be payable under the Non-qualified Plan to the executive officers of the Registrant because of the uncertainty of the executive officers’ future compensation or DCP deferral elections.

ITEM 9.01.  Exhibits

Designation of Exhibit in this Report	Description of Exhibit

10(a)	TI Deferred Compensation Plan
Effective January 1, 2009 (furnished pursuant to Item 5.02)

10(b)	TI Employees Non-Qualified Pension Plan II
Effective January 1, 2009 (furnished pursuant to Item 5.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: January 6, 2009	By:	/s/ Joseph F. Hubach
Joseph F. Hubach
Senior Vice President, Secretary and
General Counsel